                                                                     EXHIBIT 4.1

     THE SECURITIES REPRESENTED BY THIS WARRANT AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, INCLUDING UNDER SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES. IN ADDITION TO OTHER RESTRICTIONS ON TRANSFER, NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED INTO THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S) FOR A PERIOD OF ONE YEAR AFTER THE ORIGINAL DATE OF ISSUANCE HEREOF.


                                    WARRANT
                              FOR THE PURCHASE OF
                           SHARES OF COMMON STOCK OF
                             ITERATED SYSTEMS, INC.

                                  May 31, 1996


          For value received, Iterated Systems, Inc., a Georgia Company (the "Company"), hereby grants Mosvold Farsund Invest A.S. (the "Grantee"), subject to the terms and conditions hereinafter set forth, the right to purchase at any time, or from time to time, on or before 5 p.m., Atlanta time, on May 31, 1999 (the "Expiration Date"), up to an aggregate of 1,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), from the Company at a price of $1,000 per share (the "Exercise Price"), and to receive a certificate or certificates for the shares so purchased, upon presentation and surrender to the Company of this Warrant, with the Subscription Form attached as Exhibit A
                                                                    ---------
duly executed, and accompanied by payment of the Exercise Price with respect to each share purchased in cash or other immediately available funds. Shares purchased or purchasable through exercise of this Warrant are referred to as "Warrant Stock".

          The Company covenants and agrees that all Warrant Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof hereunder.

          The Grantee may exercise the purchase rights hereunder in whole at any time or in part from time to time prior to the Expiration Date; provided,
                                                                --------
however, that there shall not have occurred and be continuing a breach by
-------
Mosvold Farsund Invest A.S. or any transferee or assignee of this Warrant of any obligation under the Loan Agreement of even date herewith or the Revolving Credit Promissory Note or Term Promissory Note contemplated thereby (the

"Credit Documents"), or any termination of any of the Credit Documents as a result of any breach by any of such parties.

          In case of the purchase of less than all the shares of Warrant Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder. The number of shares purchasable upon the exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Loan Agreement. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares of Warrant Stock issuable upon the exercise of this Warrant.

          This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect to this Warrant or the interest represented hereby or the Warrant Stock until or unless, and except to the extent that, this Warrant shall be exercised.

          This Warrant is exchangeable upon the surrender hereof by the registered owner to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares of Warrant Stock purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the registered owner at the time of such surrender.

          The Grantee hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the 1933 Act or under the securities laws of any state, country or other jurisdiction. The Grantee acknowledges that the issuance of the Warrant Stock upon exercise of this Warrant is subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered. The Grantee acknowledges that it is not acquiring the Warrant or the Warrant Stock for the account or benefit of: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States, its territories or possessions or any state or the District of Columbia; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U. S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a "dealer" (as defined in the Federal Act) or other fiduciary for the benefit or account of a U.S. Person;
(vii) any discretionary account or similar account (other than an estate or trust) held by a "dealer" (as defined in the Federal Act) or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; or (viii) any partnership or corporation organized or incorporated under the laws of any foreign jurisdiction by a U. S. Person principally for the purpose of investing in securities not registered under the Federal Act unless it is organized or incorporated, and owned, by Accredited Investors (as defined in Rule 501(a) under the Federal Act) who are not natural persons, estates or trusts (any of (i) through (viii) above are defined herein as a "U.S. Person"). In addition to the restrictions on transfer set forth herein, the Grantee agrees that it will not transfer the Warrant or any of the

Warrant Stock into the United States or to a U. S. person (as defined in Regulation S) for a period of one year after the date hereof. The holder hereof agrees that the issuance of securities upon exercise hereof shall be deferred until exemptions from registration or qualification shall have been obtained; and it is further agreed that the Company shall have no other obligation or liability to the holder hereof for nonissuance of such securities except to return the Warrant surrendered and to refund to the holder hereof any consideration tendered in respect of the Exercise Price. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, any holder in any state or jurisdiction in which such exercise would be unlawful. The restrictions imposed by this paragraph upon the exercise of this Warrant shall cease and terminate as to any particular shares of Warrant Stock (i) when such securities shall have been effectively registered under the 1933 Act and all applicable securities laws and disposed of in accordance with the registration statement covering such securities, or (ii) when, in the opinion of counsel for the holder thereof, which counsel shall be satisfactory to the Company, such opinion to be concurred in by counsel to the Company, such restrictions are no longer required in order to insure compliance with the Federal Act and all applicable securities laws. Any shares issued upon exercise of this Warrant shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE PROVISIONS OF APPLICABLE STATE OR OTHER SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF OR PURSUANT TO STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT OF 1933, SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973 AND OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, REGULATION S THEREUNDER, THE APPLICABLE LAWS OF ANY STATE OR OTHER JURISDICTION, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THESE SECURITIES MAY NOT BE TRANSFERRED INTO THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S) FOR A PERIOD OF ONE YEAR AFTER THE ORIGINAL DATE OF ISSUANCE HEREOF.

          This Warrant and all rights hereunder are nontransferable by the registered owner hereof except as provided in the Loan Agreement. Any permitted transfer by the registered owner hereof shall be made in person or by duly authorized attorney on the books of the Company upon execution of an assignment in the form of Exhibit B attached hereto. The Company may deem and treat the
               ---------
registered owner of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.


                                 ITERATED SYSTEMS, INC.
Attest:

/s/ Neal W. McEwen               By:  /s/ John R. Festa
------------------                    -----------------
Neal W. McEwen                        John R. Festa
Secretary                             President and Chief Executive Officer

  [CORPORATE SEAL]


BY SIGNING BELOW, THE GRANTEE ACCEPTS THIS WARRANT AND ACKNOWLEDGES THAT THE COMPANY IS MATERIALLY RELYING ON THE FOREGOING REPRESENTATIONS AND COVENANTS OF THE GRANTEE, AND THAT THE COMPANY WOULD NOT ISSUE THIS WARRANT ABSENT SUCH REPRESENTATIONS AND COVENANTS.

                                      MOSVOLD FARSUND INVEST A.S.

                                      By: /s/ Geir B. Larsen
                                         -------------------------------
                                      Name:  Geir B. Larsen
                                      Title: President
                                      Date:

                                   EXHIBIT A
                                       TO
                                    WARRANT

                               SUBSCRIPTION FORM

(To be executed by the registered holder to exercise the rights to purchase Warrant Stock.)


  The undersigned hereby irrevocably subscribes for ________ shares of Warrant Stock pursuant to and in accordance with the terms and conditions of the attached Warrant, and herewith makes payment of $_________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned, and, if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned.


                                       MOSVOLD FARSUND INVEST A.S.
                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT B
                                       TO
                                    WARRANT

                                   ASSIGNMENT


(To be executed by the registered holder to effect a permitted transfer of the Warrant.)


  For value received the undersigned hereby sells, assigns, and transfers unto _____________________________________________________ the attached Warrant and the rights represented thereby to purchase shares of common stock of the Company in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint _______________________________________ attorney to transfer this Warrant on the books of the Company, with full power of substitution.


                                        MOSVOLD FARSUND INVEST A.S.

                                        By:
                                           -----------------------------
                                        Name:
                                        Title: